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                                  EXHIBIT 99.1






                        Press Release dated June 28, 1999
                              of Elcor Corporation.


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FOR FURTHER INFORMATION:                                           TRADED: NYSE
                                                                   SYMBOL: ELK
Richard J. Rosebery, Vice Chairman,
Chief Financial and Administrative Officer, and Treasurer
(972) 851-0510

PRESS RELEASE
FOR IMMEDIATE RELEASE


            ELCOR DECLARES 3-FOR-2 STOCK SPLIT AND DIVIDEND INCREASE


DALLAS, TEXAS, June 28, 1999 . . . . Elcor Corporation (NYSE: ELK) announced that its Board of Directors today declared a 3-for-2 stock split of its common shares in the form of a 50% stock dividend and a 7% increase in the cash dividend.

Both the stock dividend, in the form of one additional share of common stock for each two shares owned as of the record date, and a $.075 per share regular quarterly cash dividend on the pre-split shares will be payable on August 11, 1999, to shareholders of record July 15, 1999. The company said that cash will be paid in lieu of fractional shares.

Commenting on the Board's action, Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "We are pleased to reward our current shareholders for their support during the last several years when we have moved to improve our strategic leadership positions in both the Roofing Products and Industrial Products business segments. We believe the significant increase in shareholder value during this period also reflects investors' confidence in management's execution

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PRESS RELEASE
Elcor Corporation Quarterly Results
June 28, 1999
Page 2


of a growth strategy which has more than doubled earnings per share over the last two years, before a change in accounting principle."

Work noted that the Board's dividend action raised the pre-split annualized dividend rate from $.28 per share to $.30 per share. Also, the stock dividend will result in a 50% increase in the number of shares outstanding and is not dependent upon shareholder approval. As of June 28, 1999, the company had 13 million shares outstanding.

In closing, Work said, "We expect growing demand for Elk's patented Enhanced High Definition(R) and Raised Profile(TM) Prestique premium laminated fiberglass asphalt shingles and for our Compushield(TM) Conductive Coatings products to substantially boost fourth quarter 1999 sales and earnings. Looking ahead to the longer term, we believe the investments we have made already and are continuing to make provide Elcor with the potential to more than double fiscal 1998 earnings of $1.36 per share over the next three fiscal years and to continue strong growth in the new millennium.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 10-K for the

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fiscal year ended June 30, 1998, Forms 10Q for the fiscal 1999 quarters ending
September 30, 1998, December 31, 1998, and March 31, 1999, and its Form 8-K dated June 28, 1999.

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Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Canton, Georgia; Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.